EXHIBIT  23.4


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in the Registration Statement (Post Effective Amendment No. 1 to Form S-1 No. 333-22237) of Ugly Duckling Corporation of our report dated February 24, 1997, except for Note 8, as to which the date is February 28, 1997, with respect to the financial statements of E-Z Plan, Inc. for the year ended December 31, 1996 which will be filed in Prospectus Supplement No. 2 to the Propectus dated April 21, 1997 of Ugly Duckling Corporation to be filed with the Securities and Exchange Commission.

                                        /s/  Ernst  &  Young  LLP

San  Antonio,  Texas
June  19,  1997